
         NUMBER                                   [INTERLEUKIN GENETICS, INC. LOGO]                                    SHARES

       IGI

       COMMON STOCK                                   INTERLEUKIN GENETICS, INC.

                                        INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE                    CUSIP 458738 10 1

                                                                                                                SEE REVERSE FOR
                                                                                                                CERTAIN DEFINITIONS


This Certifies that





is the record holder of


                              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF

                                                     INTERLEUKIN GENETICS, INC.


transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.  This certificate is not valid until countersigned by the Transfer Agent and Registrar.

        WITNESS the facsimile signatures of its duly authorized officers.


Dated:

/s/ FENEL M. ELOI                                                                     /s/  [ILLEGIBLE]


                        Secretary                                                                                President




                                                                             COUNTERSIGNED AND REGISTERED:
                                                                                        U.S. STOCK TRANSFER CORPORATION
                                                                                                                     TRANSFER AGENT
                                                                                                                      AND REGISTRAR


                                                                             BY                                AUTHORIZED SIGNATURE